UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2005

Pegasystems Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-11859	04-2787865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-374-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02. Termination of a Material Definitive Agreement.

As described further in Item 5.02 below, Henry Ancona’s employment as President and Chief Operating Officer of Pegasystems Inc. (the "Company") terminated as of January 3, 2005. Mr. Ancona entered into an Executive Employment Agreement with the Company on July 25, 2002, which provided for his employment as President and Chief Operating Officer of the Company. This Agreement also terminated as of January 3, 2005. The terms and conditions of such Executive Employment Agreement are more fully set forth in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2002, which Exhibit is incorporated herein by reference in its entirety.

In connection with his departure, Mr. Ancona will receive severance benefits equal to the following, which represent the benefits he would have been entitled to receive under his Executive Employment Agreement if he were terminated without cause or resigned for good reason:

(i) a lump sum payment equal to his current annual base salary ($325,000);

(ii) for the twelve-month period commencing January 3, 2005, continued participation in all bonus and benefit programs to which he would otherwise have been entitled had his employment not been terminated;

(iii) accelerated vesting of his options to purchase shares of the Company’s common stock (such options being exercisable for an aggregate of 650,000 shares at exercise prices ranging from $4.1135 to $7.525 per share) so that such options are immediately exercisable; and

(iv) a cash payment equal to the product of (a) Mr. Ancona’s target bonus for 2005 (which has not yet been established by the Compensation Committee of the Company’s Board of Directors), and (b) a fraction, the numerator of which is the number of days of the current fiscal year during which Mr. Ancona was employed by the Company, and the denominator of which is 365.

Item 2.02. Results of Operations and Financial Condition.

On January 4, 2005, Pegasystems Inc. (the "Company") issued a press release announcing (i) the termination of Henry Ancona’s employment as President and Chief Operating Officer of the Company and as a member of the Company’s Board of Directors, and (ii) announcing further guidance with respect to its financial results for the year ended December 31, 2004. A copy of such press release of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information, including Exhibit 99.1 attached hereto, in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 4, 2005, Pegasystems Inc. (the "Company") announced that Henry Ancona was leaving his position as President and Chief Operating Officer of the Company and as a member of the Company’s Board of Directors, effective as of January 3, 2005. Alan Trefler, the Chairman and Chief Executive Officer of the Company, will assume the responsibilities of the management positions vacated by Mr. Ancona, effective immediately. The Company’s Board of Directors has not filled the vacancy resulting from Mr. Ancona’s departure as a director of the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated January 4, 2005, issued by Pegasystems Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

January 5, 2005	By:	Alan Trefler

Name: Alan Trefler
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 4, 2005 announcing management changes for Pegasystems Inc.